EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contact: John Gonsior, CFO (763) 392-6200

Insignia Systems, Inc. Announces a Profitable Second Quarter

MINNEAPOLIS  —  July 31, 2013 — Insignia Systems, Inc. (Nasdaq: ISIG) today reported the following results for the three and six months ended June 30, 2013, as compared to the three and six months ended June 30, 2012.

	Three months ended	Three months ended	% increase
	6/30/2013	6/30/2012	(decrease)
POPS revenue	$5,748,000	$4,311,000	33.3%
Products revenue	385,000	462,000	(16.7)%
Total net sales	6,133,000	4,773,000	28.5%

Operating income (loss)	$169,000	$(714,000)

Net income (loss)	$164,000	$(496,000)

Net income (loss) per share:
Basic	$0.01	$(0.04)
Diluted	$0.01	$(0.04)

	Six months ended	Six months ended	% increase
	6/30/2013	6/30/2012	(decrease)
POPS revenue	$12,715,000	$7,779,000	63.5%
Products revenue	814,000	991,000	(17.9)%
Total net sales	13,529,000	8,770,000	54.3%

Operating income (loss)	$1,145,000	$(2,968,000)

Net income (loss)	$584,000	$(2,073,000)

Net income (loss) per share:
Basic	$0.04	$(0.15)
Diluted	$0.04	$(0.15)

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CEO Glen Dall commented, “We are pleased to be able to announce the fourth profitable quarter in a row. While the profit was modest compared to first quarter, it indicates continued stability in our core business. Year-to-date revenue is up 54% versus the same period in 2012, which gives us a good base for a successful 2013. Third quarter POPS bookings are currently at $6.6 million, with approximately three weeks left to sell. We continue to invest in resources that will help us build a solid infrastructure for growth.

Mr. Dall continued, “Additionally, we are pleased to have Gary Vars joining the Board upon completion of the tender offer. We are confident that Gary will be a great benefit to our Company. Gary brings years of experience, both with Insignia, and in the consumer packaged goods industry and grocery retail marketing.”

Selected Financial Information

CFO John Gonsior stated, “Our balance sheet remains strong, with nearly $23.0 million in working capital, versus $21.8 million at December 31, 2012. As of June 30, 2013, we had cash and cash equivalents balances of $22.9 million, versus $20.3 million at December 31, 2012. Gross profit has continued to trend above 40%.”

Conference Call

The Company will host a conference call today, July 31, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 98092030. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until August 7, 2013. To access the replay, dial 855-859-2056 and reference Conference ID 98092030.

About Insignia System, Inc.

Insignia Systems, Inc. is a developer and marketer of in-store media solutions, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia inspires shoppers and delivers value by providing at-shelf advertising solutions in an available network of over 13,000 chain retail supermarkets, over 1,700 mass merchants and 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Hormel, Nestlé, and Armour-Eckrich, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release which are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “believes,” “expects,” “anticipates,” “seeks” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Statements made in this press release (or during the conference call referred to herein) by the Company, its President and CEO Glen Dall or its Vice President of Finance and CFO John Gonsior, regarding, for instance: current expectations as to future financial performance (including but not limited to bookings for the third fiscal quarter of 2013 and  results for fiscal year 2013); our ability to continue cost improvements and to maintain profitability; current sales trends with consumer packaged goods manufacturers; the expected addition of retailers and the ability to increase revenue; success in our business relationships with News America and Valassis; the effect of any new line of POPS Signs on the Company’s performance and the future importance of, and our ability to develop and implement mobile or digital marketing and other new products and to increase our retailer access for these products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to expand core product offerings or to develop and implement new product offerings in a successful manner; (iii) the unexpected loss of a major consumer packaged goods manufacturer relationship or retailer agreement or termination of our relationship with News America or Valassis; (iv) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed or cancelled customer programs; (v) potentially incorrect assumptions by management with respect to the financial effect of cost containment or reduction initiatives, current strategic decisions, current sales trends for fiscal year 2013; and (vi) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$6,133,000	$4,773,000	$13,529,000	$8,770,000
Cost of sales	3,592,000	3,279,000	7,452,000	6,376,000
Gross profit	2,541,000	1,494,000	6,077,000	2,394,000
Operating expenses:
Selling	1,157,000	1,128,000	2,552,000	2,774,000
Marketing	220,000	255,000	429,000	689,000
General and administrative	995,000	825,000	1,951,000	1,899,000

Operating income (loss)	169,000	(714,000)	1,145,000	(2,968,000)
Other income, net	7,000	7,000	14,000	14,000

Income (loss) before taxes	176,000	(707,000)	1,159,000	(2,954,000)
Income tax expense (benefit)	12,000	(211,000)	575,000	(881,000)

Net income (loss)	$164,000	$(496,000)	$584,000	$(2,073,000)

Net income (loss) per share:
Basic	$0.01	$(0.04)	$0.04	$(0.15)
Diluted	$0.01	$(0.04)	$0.04	$(0.15)

Shares used in calculation of net income (loss) per share:
Basic	13,660,000	13,602,000	13,657,000	13,607,000
Diluted	13,687,000	13,602,000	13,686,000	13,607,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	June 30,	December 31,
	2013	2012

Cash and cash equivalents	$22,930,000	$20,271,000
Working capital	22,997,000	21,791,000
Total assets	33,433,000	31,706,000
Total liabilities	6,059,000	5,211,000
Shareholders’ equity	27,374,000	26,495,000

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